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                                                                    EXHIBIT 5.1

(FORD LOGO)

FORD MOTOR CREDIT COMPANY
Jerry D. Bringard                               The American Road
Vice President-General Counsel                  Dearborn, Michigan 48121-6044

                                                May 8, 1995


Ford Credit Leasing Company, Inc.
The American Road
Dearborn, Michigan 48121

Ford Motor Credit Company
The American Road
Dearborn, Michigan 48121

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Dear Sirs:

        The undersigned, Vice President-General Counsel of Ford Credit Leasing Company, Inc. ("Ford Credit Leasing") and Ford Motor Credit Company ("Ford Credit"), has acted as counsel for Ford Credit Leasing and Ford Credit in connection with registration statement No. 33-57827, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 thereto (the "Registration Statement"), filed on behalf of Ford Credit Auto Lease Trust 1995-1 (the "Trust") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, respecting the issuance by the Trust of Class A-1 and Class A-2 Asset Backed Notes. The Notes are to be issued pursuant to an Indenture to be entered into between the Trust and Chemical Bank, Indenture Trustee (the "Trustee").

        In that connection, I have examined, or caused to be examined, originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion. Based upon the foregoing, I am of the opinion that the Notes, when duly executed and authenticated by the Indenture Trustee in accordance with the terms of the Indenture and issued and delivered against payment therefor, will be legally issued, fully paid and nonassessable.

        I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

                                      Very truly yours,

                                      Jerry D. Bringard